AMENDED AND RESTATED
                        LOAN AND SECURITY AGREEMENT
                               by and among
                           MULTIGRAPHICS, INC.,
                             formerly known as
                          AM INTERNATIONAL, INC.,
                         PUBLISHING SOLUTIONS INC.
                                    and
                       FOOTHILL CAPITAL CORPORATION
                      DATED AS OF FEBRUARY ___, 1998


                             TABLE OF CONTENTS

                                                                Page

   1. DEFINITIONS AND CONSTRUCTION.................................4
        1.1. Definitions...........................................4
        1.2. Accounting Terms.................................    17
        1.3. Code.................................................17
        1.4. Construction.........................................17
        1.5. Schedules and Exhibits...............................17
        1.6. Amendment and Restatement............................17

   2. LOAN AND TERMS OF PAYMENT.................................  18
        2.1. Revolving Advances.................................  18
        2.2. Letters of Credit.................................   19
        2.3. Intentionally Omitted................................22
        2.4. Intentionally Omitted................................22
        2.5. Overadvances.........................................22
        2.6. Interest and Letter of Credit Fees:  Rates,  Payments,
             and Calculations.....................................22
        2.7. Collection of Accounts...............................23
        2.8. Crediting Payments; Application of Collections.      24
        2.9. Designated Account.................................  25
        2.10.  Maintenance   of   Loan   Account;   Statements   of
             Obligations..........................................25
        2.11. Fees................................................25

   3. CONDITIONS; TERM OF AGREEMENT...............................26
        3.1. Conditions Precedent to the Initial Advance and Letter
             of Credit............................................26
        3.2. Conditions Precedent to  all Advances and all  Letters
             of Credit............................................27
        3.3. Intentionally Omitted................................27
        3.4. Term.................................................27
        3.5. Effect of Termination................................27
        3.6. Early Termination by Borrower........................28
        3.7. Termination Upon Event of Default....................28

   4. CREATION OF SECURITY INTEREST...............................28
        4.1. Grant of Security Interest...........................28
        4.2. Negotiable Collateral................................29
        4.3.  Collection  of  Accounts,  General  Intangibles,  and
             Negotiable Collateral................................29
        4.4. Delivery of Additional Documentation Required........29
        4.5. Power of Attorney.................................   29
        4.6. Right to Inspect.................................    30

   5. REPRESENTATIONS AND WARRANTIES..............................30

        5.1. No Encumbrances......................................30
        5.2. Eligible Accounts....................................30
        5.3. Eligible Inventory...................................30
        5.4. Equipment............................................30
        5.5. Location of Inventory and Equipment..................31
        5.6. Inventory Records....................................31
        5.7. Location of Chief Executive Office; FEIN.............31
        5.8. Due Organization and Qualification; Subsidiaries.....31
        5.9. Due Authorization; No Conflict.......................31
        5.10. Litigation..........................................32
        5.11. No Material Adverse Change..........................32
        5.12. Solvency............................................32
        5.13. Employee Benefits...................................32
        5.14. Environmental Condition.............................33
        5.15. Subsidiary Activities...............................33
        5.16. Patents and Trademarks..............................33

   6. AFFIRMATIVE COVENANTS.......................................33
        6.1. Accounting System....................................33
        6.2. Collateral Reporting.................................34
        6.3. Financial Statements, Reports, Certificates..........34
        6.4. Tax Returns..........................................36
        6.5. Guarantor Reports....................................36
        6.6. Returns..............................................36
        6.7. Intentionally Omitted................................36
        6.8. Maintenance of Equipment.............................36
        6.9. Taxes................................................36
        6.10. Insurance...........................................37
        6.11. No Setoffs or Counterclaims.........................38
        6.12. Location of Inventory and Equipment.................38
        6.13. Compliance with Laws................................38
        6.14. Employee Benefits...................................38
        6.15. Leases..............................................39
        6.16. Intentionally Omitted...............................39
        6.17. Change Name.........................................39

   7. NEGATIVE COVENANTS..........................................40
        7.1. Indebtedness.........................................40
        7.2. Liens................................................40
        7.3. Restrictions on Fundamental Changes..................40
        7.4. Disposal of Assets...................................40
        7.5. Change Corporate Structure...........................41
        7.6. Guarantee............................................41
        7.7. Nature of Business...................................41
        7.8. Prepayments and Amendments...........................41
        7.9. Change of Control....................................41
        7.10. Consignments........................................41
        7.11. Distributions.......................................41
        7.12. Accounting Methods..................................41
        7.13. Investments.........................................42
        7.14. Transactions with Affiliates........................42
        7.15. Suspension..........................................42
        7.16. Intentionally Omitted...............................42
        7.17. Use of Proceeds.....................................42
        7.18. Change in Location of Chief Executive Office........42

   10. TAXES AND EXPENSES.........................................48

   11. WAIVERS; INDEMNIFICATION...................................48
        11.1. Demand; Protest; etc................................48
        11.2. Foothill's Liability for Collateral.................49
        11.3. Indemnification.....................................49

   12. NOTICES....................................................49

   13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.................50

   14. DESTRUCTION OF BORROWER'S DOCUMENTS........................51

   15. GENERAL PROVISIONS.........................................51
        15.1. Effectiveness.......................................51
        15.2. Successors and Assigns..............................51
        15.3. Section Headings....................................51
        15.4. Interpretation......................................51
        15.5. Severability of Provisions..........................52
        15.6. Amendments in Writing...............................52
        15.7. Counterparts; Telefacsimile Execution...............52
        15.8. Revival and Reinstatement of Obligations............52
        15.9. Integration.........................................52
        15.10. Confidentiality....................................52
        15.11. Guaranty...........................................53

                          SCHEDULES AND EXHIBITS

   Schedule E-1   Eligible Inventory Locations

   Schedule P-1   Permitted Liens

   Schedule 2.6   Business Plan

   Schedule 5.8   Subsidiaries

   Schedule 5.13  ERISA Benefit Plans

   Schedule 5.14  Environmental Matters

   Schedule 6.12  Location of Inventory and Equipment

   Schedule 7.1        Indebtedness

   Schedule 7.14       Transactions with Affiliates

   Schedule 7.17       Existing Letters of Credit

   Exhibit C-1    Form of Compliance Certificate

                           AMENDED AND RESTATED
                        LOAN AND SECURITY AGREEMENT

             THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this
   "Agreement"), is entered into as of February ___, 1998, among FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, MULTIGRAPHICS, INC., formerly known as AM INTERNATIONAL, INC., a Delaware corporation ("Multigraphics"), with its chief executive office located at 431
   Lakeview Court, Mount Prospect, Illinois 60056 and PUBLISHING SOLUTIONS INC., an Ohio corporation ("PSI"), with its chief executive office located at 80 Summit Street, Suite 110, Akron, Ohio 44308 (Multigraphics and PSI are each individually a "Borrower", and collectively "Borrowers"). The parties agree as follows:

   1.   DEFINITIONS AND CONSTRUCTION.

        1.1. Definitions.

             As used in this Agreement, the following terms shall have the following definitions:

             "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

             "Accounts" means, with respect to a Borrower, all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to such Borrower arising out of the sale or lease of goods or the rendition of services by such Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

             "Advances" has the meaning set forth in Section 2.1(a).

             "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 10% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

             "Agreement" has the meaning set forth in the preamble hereto.

             "Authorized Person" means any officer or other employee of a Borrower.

             "Average Unused Portion of Maximum Revolving Amount" means, as of any date of determination, (a) the Maximum Revolving Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

             "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. S 101 et seq.), as amended, and any successor statute.

             "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which either Borrower, any Subsidiary of either Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

             "Borrower" has the meaning set forth in the preamble to this Agreement.

             "Borrower's Books" means, with  respect to a Borrower,  all of such Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing such Borrower's properties or assets (including the Collateral) or liabilities; all information relating to such Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

             "Borrowing Base" has the meaning set forth in Section 2.1(a). "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

             "Change of Control" shall be deemed to have occurred at such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than any of Apollo Advisors, L.P.; Lion Advisors, L.P.; AIF II, L.P.; or any of its Affiliates; BEA Associates; State of Wisconsin Investment Board; Fidelity Bankers Life Insurance Company; Hellmold Associates, Inc.; Trust Company of the West; and Bellgrave N.V. or any of the Affiliates of any of the foregoing, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 20% of the total voting power of all classes of stock then outstanding of Multigraphics entitled to vote in the election of directors or (ii) Multigraphics fails to own 100% of all classes of stock then outstanding of PSI.

             "Closing Date" means the date of this Agreement.

             "Code" means the California Uniform Commercial Code.

             "Collateral" means, with respect to a Borrower, each of the following:

             (a)  such Borrower's Accounts,

             (b)  such Borrower's Books,

             (c) such Borrower's Equipment, other than such Borrower's leased Equipment to the extent that the applicable lease prohibits Liens on such property,

             (d)  such Borrower's General Intangibles,

             (e)  such Borrower's Inventory,

             (f)  such Borrower's Negotiable Collateral,

             (g)  such Borrower's Real Property Collateral,

             (h) any money, or other assets of such Borrower that now or hereafter come into the possession, custody, or control of Foothill, and

             (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral of such Borrower, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

             "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Foothill.

             "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

             "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Multigraphics to Foothill.

             "Consolidated Current  Assets" means,  as  of any  date  of determination, the aggregate amount of all current assets of Borrowers on a consolidated basis that would, in accordance with GAAP, be classified on a balance sheet as current assets.

             "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of all current liabilities of Borrowers on a consolidated basis that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all Advances outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

             "Daily Balance" means the amount of an Obligation owed at the end of a given day.

             "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

             "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

             "Depository Account" has the  meaning set forth in  Section
   3.7.

             "Depository Agreements" means those certain agreements establishing the Depository Accounts, in form and substance satisfactory to Foothill, each of which is among PSI, Foothill, and one of the Depository Banks.

             "Depository Banks" means Bank One N.A. and any other bank from time to time party to a Depository Agreement.

             "Dilution" means, with respect to a Borrower, in each case based upon the experience of the immediately prior 3 months, the result of dividing the Dollar amount of (a) the debt write-downs, discounts, advertising allowances, returns, promotions, credits, or other dilution with respect to the Accounts of such Borrower, by (b) such Borrower's Collections (excluding extraordinary items) plus the Dollar amount of clause (a).

             "Dilution Reserve" means, with respect to a Borrower, as of any date of determination, an amount sufficient to reduce Foothill's advance rate against Eligible Accounts of such Borrower by one percentage point for each percentage point by which Dilution is in excess of 5%.

             "Dollars or $" means United States dollars.

             "Early Termination Premium"  has the meaning  set forth  in
   Section 3.6.

             "Eligible Accounts" means the Eligible Service Accounts and the Eligible Trade Accounts.

             "Eligible Inventory" means Inventory consisting of first quality finished goods held for sale in the ordinary course of a Borrower's business, raw materials for such finished goods and demonstration units, that strictly comply with each and all of the representations and warranties respecting Inventory made by such Borrower to Foothill in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in all respects in its reasonable credit judgment, consistent with Foothill's standard credit policies; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment, consistent with Foothill's standard credit policies. In determining the amount to be so included, Inventory of a Borrower shall be valued at the lower of cost or market on a basis consistent with such Borrower's current and historical accounting practices. An item of Inventory shall not be included in Eligible Inventory of a Borrower if:

             (a) it is not owned solely by such Borrower or such Borrower does not have good, valid, and marketable title thereto;

             (b) it is not located at one of the locations set forth on Schedule E-1 or another location of which Foothill has been notified in accordance with Section 6.12;

             (c) it is not located on property owned or leased by such Borrower or in a contract warehouse, in each case, subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

             (d) it is not subject to a valid and perfected first priority security interest in favor of Foothill, and, if it is located outside of the State of Illinois, as evidenced by post-filing UCC searches;

             (e) it consists of goods returned or rejected by such Borrower's customers that are not otherwise in compliance with the other provisions of the definition of "Eligible Inventory" or it consists of goods in transit;

             (f) it is slow-moving (as determined on a manner consistent with such Borrower's historical practices), obsolete, a restrictive or custom item, work-in-process, packaging or shipping materials, trunk kit Inventory, Inventory held for return, Inventory subject to a Lien in favor of any third Person, Inventory located with the vendor thereof unless Foothill has received documentation satisfactory to Foothill with respect thereto, bill and hold goods, defective or unsaleable goods, "seconds" or used Inventory, or Inventory acquired on consignment;

             (g) it was purchased from DS America (doing business as SCREEN) or any of its Affiliates, Subsidiaries or successors and subject to a security interest in favor of such entity; and

             (h) if it is located on property leased by such Borrower, Foothill has not received a copy of the lease relating thereto.

             "Eligible Service Accounts" means those Accounts that do not qualify as Eligible Trade Accounts solely because they arise out of the rendition of services by a Borrower pursuant to a service contract (other than a service contract that provides for invoicing on a time and materials basis), but such Accounts arise pursuant to a service contract that is currently in existence, under which no breach or default exists, that is not prepaid more than a year in advance, and, with respect to annual renewal billings, the Account Debtor thereunder has executed a confirmation of renewal.

             "Eligible Trade Accounts" means those Accounts created by a Borrower in the ordinary course of business, that arise out of such Borrower's sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by such Borrower to Foothill in the Loan Documents, and that are and at all times continue to be acceptable in all material respects to Foothill in its reasonable credit judgment, consistent with Foothill's standard credit policies; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment, consistent with Foothill's standard credit policies. Eligible Trade Accounts of a Borrower shall not include the following:

             (a) Accounts of such Borrower that the Account Debtor has failed to pay within 90 days of invoice date or Accounts with selling terms of more than 60 days;

             (b) Accounts of such Borrower owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) to Borrowers are deemed ineligible under clause (a) above;

             (c) Accounts of such Borrower with respect to which the Account Debtor is an employee or Affiliate of a Borrower;

             (d) Accounts of such Borrower with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

             (e) Accounts of such Borrower that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or Canada or any State or Province thereof, respectively, or (iii) is the government of any foreign country or sovereign state (other than Canada), or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill and is directly drawable by Foothill, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, reasonably satisfactory to Foothill;

             (f) Accounts of such Borrower with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which such Borrower has complied, to the reasonable satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. S 3727), or (ii) any State of the United States (exclusive, however, of Accounts (y) owed by any State that does not have a statutory counterpart to the Assignment of Claims Act) or (z) with respect to which such Borrower has complied, to the reasonable satisfaction of Foothill, with an applicable statutory counterpart to the Assignment of Claims Act);

             (g) Accounts of such Borrower with respect to which the Account Debtor is a creditor of such Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account, in each case to the extent of the applicable offset, dispute or claim; Accounts of such Borrower subject to a contra to the extent of such contra; and Accounts of such Borrower subject to offset because the Account Debtor has prepaid all or any portion of its obligations under a service contract with such Borrower (which payments are classified by such Borrower as "deferred revenues"), to the extent of such offset;
   (h) Accounts of such Borrower with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

             (i) Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

             (j) Accounts the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

             (k) Accounts of such Borrower with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

             (l) Accounts of such Borrower with respect to which the Account Debtor is located in the states of New Jersey, Minnesota or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless such Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

             (m) Accounts of such Borrower that represent progress payments or other advance billings that are due prior to the completion of performance by such Borrower of the subject contract for goods or services;

             (n) Accounts of such Borrower payable to such Borrower on a COD basis; and

             (o) Accounts of such Borrower that arise out of the rendition of services by such Borrower pursuant to a service contract (other than a service contract that provides for invoicing on a time and materials basis), or the lease of goods by such Borrower.

             "Equipment" means, with respect to a Borrower, all of such Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of such Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

             "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. SS 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

             "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of either Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of either Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which either Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with either Borrower and whose employees are aggregated with the employees of either Borrower under IRC Section 414(o).

             "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of either Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
   Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of either Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by either Borrower or its Subsidiaries or any of their ERISA Affiliates.

             "Event of Default" has the meaning set forth in Section 8.

             "FEIN" means Federal Employer Identification Number.

             "Foothill" has the meaning set forth in the preamble to this Agreement.

             "Foothill Account"  has the  meaning set  forth in  Section
   2.7.

             "Foothill  Expenses"  means   all:     costs  or   expenses
   (including taxes, and insurance premiums) required to be paid by either Borrower under any of the Loan Documents that are reasonably paid or incurred by Foothill; fees or charges reasonably paid or incurred by Foothill in connection with Foothill's transactions with either Borrower, including fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and, after the occurrence and during the continuance of an Event of Default, or if Foothill at any time has a Lien on any Real Property Collateral of either Borrower, environmental audits; costs and expenses incurred by Foothill in the disbursement of funds to either Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of,
   maintaining,  handling,  preserving,   storing,  shipping,   selling,
   preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses reasonably paid or incurred by Foothill in examining either Borrower's Books; costs and expenses of third party claims or any other suit reasonably paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with either Borrower or any guarantor; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning either Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

             "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied by Borrower.

             "General Intangibles" means, with respect to a Borrower, all of such Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

             "Governing Documents" means the certificate or articles  of
   incorporation,  by-laws,   or  other   organizational  or   governing
   documents of any Person.

             "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

             "Indebtedness" means: (a) all obligations of a Borrower for borrowed money, (b) all obligations of a Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of a Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of a Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of a Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of a

   Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

             "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the
   benefit  of   creditors,  or   proceedings  seeking   reorganization,
   arrangement, or other similar relief. "Inventory" means, with respect to a Borrower, all present and future inventory in which such Borrower has any interest,including goods held for sale or lease or to be furnished under a contract of service and all of such Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

             "Inventory Letter of Credit" means, with respect to a Borrower, a documentary Letter of Credit issued to support the purchase by such Borrower of Inventory prior to transit of such Inventory to a location set forth on Schedule E-1 or another location of which Foothill has been notified pursuant to Section 6.12 and with respect to which Foothill has filed all financing statements, amendments to financing statements and fixture filings reasonably required by Foothill, that provides that all draws thereunder must require presentation of customary documentation (including, if applicable, commercial invoices, packing list, certificate of origin, bill of lading or airway bill, customs clearance documents, quota statement, inspection certificate, beneficiaries statement, and bill of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title) in form and substance satisfactory to Foothill and reflecting the passage to such Borrower of title to first quality Inventory conforming to such Borrower's contract with the seller thereof. Any such Letter of Credit shall cease to be an "Inventory Letter of Credit" at such time, if any, as the goods purchased thereunder become Eligible Inventory.

             "Inventory Reserves" means reserves (determined from time to time by Foothill in its reasonable discretion) for (a) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Inventory by a Borrower pursuant to an Inventory Letter of Credit, plus (b) the estimated amount of outstanding reclamation claims of unpaid sellers of Inventory sold to such Borrower.

             "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

             "L/C" has the meaning set forth in Section 2.2(a).

             "L/C Guaranty" has the meaning set forth in Section 2.2(a).

             "Letter of Credit" means an L/C or an L/C Guaranty, as the context requires.

             "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

             "Loan Account" has the meaning set forth in Section 2.10.

             "Loan Documents" means this Agreement, the Letters of Credit, the Lockbox Agreements, the Depository Agreements, the Mortgages, any note or notes executed by either Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

             "Lockbox  Account"   shall   mean  a   depository   account
   established pursuant to one of the Lockbox Agreements.

             "Lockbox Agreements" means those certain agreements establishing the Lockboxes, in form and substance satisfactory to Foothill, each of which is among Multigraphics, Foothill, and one of the Lockbox Banks.

             "Lockbox Banks" means LaSalle National Bank, PNC Bank, N.A., Bankers Trust Company and any other bank from time to time party to a Lockbox Agreement.

             "Lockboxes" has the meaning set forth in Section 2.7.

             "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers on a consolidated basis, (b) the material impairment of the ability of Borrowers to perform their obligations under the Loan Documents to which either or both Borrowers are a party or of Foothill to enforce the Obligations or realize upon the Collateral,
   (c) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to the Collateral.

             "Maximum Revolving Amount" means $10,000,000.

             "Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by a Borrower in favor of Foothill after the date hereof, the format and substance of which shall be satisfactory to Foothill, that encumber the Real Property Collateral and the related improvements thereto.

             "Multiemployer Plan" means, with respect to a Borrower, a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which such Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

             "Multigraphics Designated Account" means, account number 00193498 of Multigraphics maintained with Multigraphics' Designated Account Bank, or such other deposit account of Multigraphics (located within the United States) which has been designated, in writing and from time to time, by Multigraphics to Foothill.

             "Multigraphics Designated Account Bank" means Bankers Trust Company, whose office is located at One Bankers Trust Plaza, New York, New York 10006, and whose ABA number is 021001033.

             "Negotiable Collateral" means, with respect to a Borrower, all of such Borrower's present and future letters of credit, notes, drafts, instruments, investment property, security entitlements, securities (including the shares of stock of Subsidiaries of such Borrower), documents, personal property leases (wherein such Borrower is the lessor), chattel paper, and such Borrower's Books relating to any of the foregoing.

             "Net Worth" means, as of any date of determination, Borrower's consolidated total shareholders' equity as determined in accordance with GAAP. "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums
   (including Early Termination Premiums), liabilities (including all amounts charged to a Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by each Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and such Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing
   or  hereafter  arising,  and   including  any  debt,  liability,   or
   obligation owing from each Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that each Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

             "Other Borrower's Obligations" means, with respect to  each
   Borrower,  as  of   any  date  of   determination,  the   outstanding
   Obligations of the other Borrower as of such date.

             "Overadvance" has the meaning set forth in Section 2.5.

             "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

             "Permitted Investment" means:

             (a) investments in short-term obligations backed by the full faith and credit of the United States Government;

             (b) investments in certificates of deposit, time deposits, money market funds or bankers acceptances issued by any prime commercial bank or investment bank (which commercial bank or investment bank shall have capital and surplus of at least $500,000,000 in the aggregate at all times, and a short term debt rating of at least A-1 from Standard & Poor's Corporation and at least P-1 from Moody's Investors Services, Inc. at all times), with a remaining maturity not in excess of one year, payable to the order of either Borrower or to bearer, and repurchase agreements secured by investments of the type described in clause (a) above and this clause
   (b); and

             (c) investments in commercial paper having a rating of at least A-1 from Standard & Poor's Corporation and at least P-1 from Moody's Investors Services, Inc. at all times.

             "Permitted  Liens"  means  (a)  Liens  held  by   Foothill,
   (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1 or securing capital leases and purchase money financing set forth on Schedule 7.1, (d) the interests of lessors under operating leases and purchase money Liens of lessors or lenders under capital leases or installment purchase contracts relating to Equipment to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of, or lease cost with respect to, the asset, interest with respect thereto and all related fees and charges, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of a Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of a Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of a Borrower, (i) Liens of or resulting from any judgment or award that would not cause a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which a Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Foothill and (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by a Borrower or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of a Borrower.

             "Permitted Protest" means the right of a Borrower to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of such Borrower in an amount that is reasonably satisfactory to Foothill, (b) any such protest is instituted and diligently prosecuted by such Borrower in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority (except in a case where Foothill has established a reserve in respect of such Lien) of any of the Liens of Foothill in and to the Collateral.

             "Person" means and includes natural persons,  corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

             "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

             "Plan"  means  any  employee  benefit  plan,  program,   or
   arrangement maintained or contributed to by either Borrower or with respect to which it may incur liability.

             "PSI Designated Account" means account number 100144646 of PSI maintained with PSI's Designated Account Bank, or such other deposit account of PSI (located within the United States) which has been designated, in writing and from time to time, by PSI to Foothill.

             "PSI Designated Account Bank" means Bank One whose office is located at 50 South Main Street, Akron, Ohio 44309, and whose ABA number is 044000037. "Real Property" means, with respect to a Borrower, any estates or interests in real property now owned or hereafter acquired by such Borrower.

             "Real  Property   Collateral"  means   any  Real   Property
   hereafter acquired by a Borrower (other than Real Property in which such Borrower has a leasehold interest).

             "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate,"
   irrespective of whether such announced rate is the best rate available from such financial institution.

             "Reportable Event"  means any  of the  events described  in
   Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

             "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

             "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

             "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

             "Termination Date"  has the  meaning set  forth in  Section
   3.4.

             "Voidable Transfer" has  the meaning set  forth in  Section
   15.8.

             "Working Capital" means, as of any date of determination, Consolidated Current Assets minus Consolidated Current Liabilities.

        1.2. Accounting Terms.

             All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrowers on a consolidated basis unless the context clearly requires otherwise.
   <PABE>
        1.3. Code.

             Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

        1.4. Construction.

             Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been
   waived in writing  by  Foothill.  Section,  subsection,   clause,
   schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

        1.5. Schedules and Exhibits.

             All  of  the  schedules  and  exhibits  attached  to   this
   Agreement shall be deemed incorporated herein by reference.

        1.6. Amendment and Restatement.

             This Agreement amends and restates in its entirety that certain (i) Loan and Security Agreement dated as of May 30, 1997 between Multigraphics and Foothill and that certain First Amendment to Loan and Security Agreement ("First Amendment") dated December 31, 1997 between Multigraphics and Foothill; provided, that the obligation to repay the loans and other credit accommodations owing under such Loan and Security Agreement and First Amendment and the liens and the security interests securing payment thereof shall be continuing, but shall now be governed by the terms of this Agreement and the other Loan Documents, (ii) Security Agreement dated as of December 18, 1997 between PSI and Foothill and (iii) Guaranty dated as of December 18, 1997 executed by PSI in favor of Foothill; provided, that the obligations owing under such Guaranty and the liens and the security interests securing payment thereof shall be continuing, but shall now be governed by the terms of this Agreement and the other Loan Documents

   2.   LOAN AND TERMS OF PAYMENT.

        2.1. Revolving Advances.

             (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to each Borrower in an amount outstanding not to exceed in the aggregate at any one time the lesser of (i) the Maximum Revolving Amount less the outstanding balance of all undrawn or unreimbursed Letters of Credit issued for the account of such Borrower less the Other Borrower's Obligations, or (ii) such Borrower's Borrowing Base less (A) the aggregate amount of all undrawn or unreimbursed Letters of Credit (other than Inventory Letters of Credit) issued for the account of such Borrower, less (B) 50% of the aggregate amount of all undrawn or unreimbursed Inventory Letters of Credit issued for the account of such Borrower in connection with the purchase of finished goods or supplies less
   (C) 70% of the aggregate amount of all undrawn or unreimbursed Inventory Letters of Credit issued for the account of such Borrower in connection with the purchase of parts less (D) 70% of the aggregate amount of all undrawn or unreimbursed Inventory Letters of Credit issued for the account of such Borrower in connection with the purchase of demonstration units less (E) the aggregate amount of the Inventory Reserves relating to such Borrower. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean, with respect to Multigraphics, the result of:

                  (x) the lesser of (i) the sum of (A) up to 85% of Eligible Trade Accounts of Multigraphics, less the amount, if any, of the Dilution Reserve relating to Multigraphics, plus (B) up to 50% of Eligible Service Accounts of Multigraphics, and (ii) an amount equal to Multigraphics' Collections with respect to Accounts for the immediately preceding 90 day period, plus

                  (y)  the  least  of   (i)  $5,000,000  less   the
             outstanding Advances to PSI against the value of Eligible Inventory of PSI, (ii) the sum of (A) up to 50% of the value of Eligible Inventory of Multigraphics consisting of finished goods and supplies, (B) up to 30% of the value of Eligible Inventory of Multigraphics consisting of parts and (C) the lesser of (I) up to 30% of the value of Eligible Inventory of Multigraphics consisting of demonstration units and (II) $500,000 less 30% of the aggregate amount of all undrawn or unreimbursed Inventory Letters of Credit issued for the account of
             Multigraphics in connection with the purchase of demonstration units less the outstanding Advances to PSI against the value of Eligible Inventory of PSI consisting of demonstration units, and (iii) 175% of the amount of credit availability created by clause
             (x) above, minus

                  (z) the aggregate amount of reserves, if any, established by Foothill under Section 2.1(b) with respect to Multigraphics.

                  For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean, with respect to PSI, the result of:

                  (x) the lesser of (i) the sum of (A) up to 85% of Eligible Trade Accounts of PSI, less the amount, if any, of the Dilution Reserve relating to PSI, plus (B) up to 50% of Eligible Service Accounts of PSI, and
             (ii) an amount equal to PSI's Collections with respect to Accounts for the immediately preceding 90 day period, plus

                  (y)  the  least  of   (i)  $5,000,000  less   the
             outstanding Advances to Multigraphics against the value of Eligible Inventory of Multigraphics, (ii) the sum of (A) up to 31% of the value of Eligible Inventory of PSI consisting of finished goods, parts and supplies and (B) the lesser of (I) up to 16% of the value of Eligible Inventory of PSI consisting of demonstration units and (II) $500,000 less 16% of the aggregate amount of all undrawn or unreimbursed Inventory Letters of Credit issued for the account of PSI in connection with the purchase of demonstration units less the outstanding Advances to Multigraphics against the value of Eligible Inventory of Multigraphics consisting of demonstration units, and
             (iii) 175% of the amount of credit availability created by clause (x) above, minus

                  (z) the aggregate amount of reserves, if any, established by Foothill under Section 2.1(b) with respect to PSI.

              (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Foothill, in its reasonable judgment, may create reserves against either Borrower's Borrowing Base or reduce its advance rates based upon Eligible Accounts or Eligible Inventory of either Borrower without declaring an Event of Default (i) for amounts owing by such Borrower to landlords, warehouseman, processors and similar Persons that could assert a statutory or common law Lien in any of the Collateral that is senior to Foothill's Lien on such Collateral, (ii) for any amount subject to a Permitted Protest, (iii) for such matters as are determined by Lender in its reasonable credit judgment in accordance with its standard credit policies or (iv) if it determines that there has occurred a Material Adverse Change. Without limiting Lender's ability to create reserves after the Closing Date pursuant to this Section 2.1(b), as of the Closing Date, Lender has established reserves for potential warranty claims, Inventory shrinkage, Inventory obsolescence and average Inventory variance.

             (c) Foothill shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Revolving Amount.

             (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

        2.2. Letters of Credit.

             (a) Subject to the terms and conditions of this Agreement, Foothill agrees to issue letters of credit for the account of a Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of a Borrower. Foothill shall have no obligation to issue a Letter of Credit for the account of a Borrower if any of the following would result:

                  (i) the sum of 50% of the aggregate amount of all undrawn and unreimbursed Inventory Letters of Credit issued for the account of such Borrower in connection with the purchase of finished goods or supplies plus 70% of the aggregate amount of all undrawn and unreimbursed Inventory Letters of Credit issued for the account or such Borrower in connection with the purchase of parts or demonstration units, plus 100% of the aggregate amount of all other types of undrawn and unreimbursed Letters of Credit issued for the account of such Borrower, would exceed such Borrower's Borrowing Base less the amount of outstanding Advances to such Borrower less the aggregate amount of Inventory Reserves relating to such Borrower; or

                  (ii) the  aggregate  amount  of  all  undrawn  or
             unreimbursed Letters of Credit (including Inventory Letters of Credit) would exceed the lower of: (x) the Maximum Revolving Amount less the aggregate amount of outstanding Advances; or (y) $5,000,000; or

                  (iii) the outstanding Obligations would exceed the
             Maximum Revolving Amount; or

                  (iv) 30% of the aggregate  amount of all  undrawn
             or unreimbursed Inventory Letters of Credit issued for the account of such Borrower in connection with the purchase of demonstration units would exceed $500,000 less the aggregate amount of Advances to such Borrower then outstanding against the value of Eligible Inventory consisting of demonstration units less the aggregate amount of Advances to the other Borrower then outstanding against the value of Eligible Inventory of such Borrower consisting of demonstration units.

   Each Borrower expressly understands and agrees that Foothill shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Each Letter of Credit shall have an expiry date no later than 30 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Foothill in its sole discretion. If Foothill is obligated to advance funds under a Letter of Credit, the applicable Borrower immediately shall reimburse such amount to Foothill and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6.

             (b) Each Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys fees incurred by Foothill arising out of or in connection with any Letter of Credit issued for the account of such Borrower. Each Borrower agrees to be bound by the issuing bank's regulations and interpretations of any Letters of Credit guarantied by Foothill and opened to or for a Borrower's account or by Foothill's interpretations of any L/C issued by Foothill to or for a Borrower's account, even though this reasonable interpretation may be different from such Borrower's own, and each Borrower understands and agrees that Foothill shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following either Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Guarantees may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by such Borrower against such issuing bank. Each Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Foothill under any L/C Guaranty issued for the account of such Borrower as a result of Foothill's indemnification of any such issuing bank, other than any such loss, cost, expense or liability incurred because of Foothill's gross negligence or willful misconduct.

                (c) Each Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by Foothill to deliver to Foothill all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Such Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

             (d) Any and all charges, commissions, fees, and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by the applicable Borrower to Foothill.

             (e) Immediately upon the termination of this Agreement, each Borrower agrees to either (i) provide cash collateral to be held by Foothill in an amount equal to 102% of the maximum amount of Foothill's obligations under Letters of Credit issued for the account of such Borrower, (ii) cause to be delivered to Foothill releases of all of Foothill's obligations under outstanding Letters of Credit issued for the account of Borrower or (iii) cause to be delivered to Foothill one or more back-to-back letters of credit, in form and substance, and issued by an issuer, reasonably acceptable to Foothill, in an aggregate amount equal to 102% of the maximum amount of Foothill's obligations under outstanding Letters of Credit issued for the account of Borrower. At Foothill's discretion, any proceeds of Collateral of a Borrower received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

             (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Foothill with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                       (A)  any  reserve,   deposit,   or   similar
                  requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                       (B)  there shall be  imposed on the  issuing
                  bank or Foothill any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

   and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or Foothill of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or Foothill, then, and in any such case, Foothill may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the applicable Borrower, and such Borrower shall pay on demand such amounts as the issuing bank or Foothill may specify to be necessary to compensate the issuing bank or Foothill for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.6(a)(i) or (c)(i), as applicable. The determination by the issuing bank or Foothill, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

        2.3. Intentionally Omitted.

        2.4. Intentionally Omitted.

        2.5. Overadvances.

             If, at any time or for any reason, the amount of Obligations owed by either Borrower to Foothill pursuant to Sections
   2.1 or 2.2 is greater than either the applicable Dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an "Overadvance"), such Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill first, to repay Advances for such Borrower outstanding under Section 2.1 and, thereafter, to be held by Foothill as cash collateral to secure such Borrower's obligation to repay Foothill for all amounts paid pursuant to Letters of Credit issued for the account of such Borrower.

        2.6. Interest and Letter of Credit Fees: Rates, Payments, and Calculations.

             (a) Interest Rate. Except as provided in clause (b) below, all Obligations (except for undrawn Letters of Credit) shall bear interest commencing on the Closing Date at a per annum rate of
   1.00 percentage point above the Reference Rate, which rate shall be prospectively reduced by one-half percentage point one day after receipt by Lender of Borrowers' unqualified annual audited financial statements for the 1998 fiscal year delivered pursuant to Section 6.3(b) and one-half percentage point one day after receipt by Lender of Borrowers' unqualified annual audited financial statements for the 1999 fiscal year delivered pursuant to Section 6.3(b), respectively, if Borrowers on a consolidated basis, (i) have net income for such fiscal year, determined in accordance with GAAP, of at least $1 and
   (ii) have met or exceeded the projected levels for each of gross margin dollars; net income; operating income; stockholders equity; and working capital (defined as current assets less current liabilities), set forth in Borrowers' business plan for, or as of the last day of, such fiscal year, as applicable, a copy of which business plan is attached hereto as Schedule 2.6. If the interest rate is so reduced with respect to Borrowers' financial performance for the 1998 fiscal year and Borrowers fail to satisfy either of the foregoing criteria for the 1999 fiscal year, the interest rate shall be prospectively increased by one-half percentage point one day after receipt of Borrowers' financial statements for its 1999 fiscal year. Except as provided in Section 2.6(c) below, in no event shall the applicable interest rate be less than the Reference Rate or greater than 1.00 percentage point above the Reference Rate.

             (b) Letter of Credit Fee. Each Borrower shall pay Foothill a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to 1.50% per annum times the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of such Borrower.

             (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, and commencing immediately following notice thereof by Foothill to Borrowers, (i) all Obligations (except for undrawn Letters of Credit) shall prospectively bear interest at a per annum rate equal to 4.00 percentage points above the otherwise applicable interest rate provided in Section 2.6(a), and (ii) the Letter of Credit fee provided in Section 2.6(b) shall be prospectively increased to 3.50% per annum times the amount of the undrawn Letters of Credit.

             (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 7.00% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

             (e) Payments. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Each Borrower hereby authorizes Foothill, at its option, without prior notice to either Borrower, to charge such interest and Letter of Credit fees, all Foothill Expenses (as and when incurred), for which such Borrower is obligated, the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred) for which such Borrower is obligated, the fees and charges provided for in Section 2.11 (as and when accrued or incurred) for which such Borrower is obligated, and all installments or other payments due under any Loan Document for which such Borrower is obligated, to either Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

             (f) Computation. The Reference Rate as of the date of this Agreement is 8.50% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

             (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Each Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, each Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from such Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations owing by such Borrower to the extent of such excess.

        2.7. Collection of Accounts.

             (a) Multigraphics shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Multigraphics to remit all Collections in respect thereof to such Lockboxes. Multigraphics, Foothill, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Multigraphics agrees that all Collections and other amounts received by Multigraphics from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Multigraphics without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be transferred by federal funds transfer or ACH transfer each Business Day into an account (the "Foothill Account") maintained by Foothill at a depository selected by Foothill.

             (b) PSI shall at all times maintain depository accounts (the "Depository Accounts") and, immediately after the Closing Date, shall deposit all Collections in respect of the Accounts, General Intangibles and Negotiable Collateral of PSI to such Depository Accounts by 2:00 p.m. Eastern Standard Time on the Business Day immediately following the day such collections are received by PSI. PSI, Foothill, and the Depository Banks shall enter into the Depository Agreements, which among other things shall provide for the opening of a Depository Account for the deposit of Collections at a Depository Bank. No Depository Agreement or arrangement contemplated thereby shall be modified by PSI without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Depository Agreements, all amounts received in each Depository Account shall be transferred by federal funds transfer or ACH transfer each Business Day into an account (the "PSI Account") maintained by PSI at a depository selected by PSI and shall be available to PSI at PSI's instruction; provided, that if (a) an Event of Default has occurred and is continuing or (b) Foothill reasonably deems itself insecure, Foothill shall have the right, in its discretion, to direct each Depository Bank to wire all amounts received in the applicable Depository Account each Business Day into the Foothill Account.

        2.8. Crediting Payments; Application of Collections.

             The receipt of  any Collections by  Foothill (whether  from transfers to Foothill by the Lockbox Banks and Depository Banks pursuant to the Lockbox Agreements, Depository Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge each Borrower for 1 Business Day of `clearance' or `float' at the rate set forth in Section 2.6(a)(i) or Section 2.6(c)(i), as applicable, on all Collections (regardless of whether forwarded by the Lockbox Banks to Foothill, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of Borrowers, and shall apply irrespective of the characterization of whether receipts are owned by a Borrower or Foothill, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections. Should any Collection item not be honored when presented for payment, then the applicable Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by
   Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

   2.9. Designated Account.

             Foothill is authorized to make the Advances and the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e). Multigraphics agrees to establish and maintain the Multigraphics Designated Account with the Multigraphics Designated Account Bank and PSI agrees to establish and maintain the PSI Designated Account with the PSI Designated Account Bank, each for the purpose of receiving the proceeds of the Advances requested by such Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrowers, any Advance requested by Multigraphics and made by Foothill hereunder shall be made to the Multigraphics Designated Account, and any Advance requested by PSI and made by Foothill hereunder shall be made to the PSI Designated Account.

   2.10. Maintenance of Loan Account; Statements of Obligations.

             Foothill shall maintain an account on its books in the name of each Borrower (each, a "Loan Account") on which such Borrower will be charged with all Advances made by Foothill to such Borrower or for such Borrower's account, including without limitation, accrued interest, Foothill Expenses, and any other payment Obligations of such Borrower. In accordance with Section 2.8, the Loan Account of a Borrower will be credited with all payments received by Foothill from such Borrower or for such Borrower's account, including all amounts received in the Foothill Account from any Lockbox Bank or Depository Bank, as applicable. Foothill shall render statements regarding each Borrower's Loan Account to such Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing by such Borrower, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between such Borrower and Foothill unless, within 30 days after receipt thereof by such

   Borrower, such Borrower shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements.

   2.11. Fees.

             On or about May 30, 1997, Multigraphics paid to Foothill a closing fee of $75,000. In addition, Borrowers shall jointly and severally pay to Foothill the following fees:

             (a)  Intentionally Omitted;

             (b) Unused Line Fee. On the first day of each month during the term of this Agreement, commencing on the Closing Date, an unused line fee in an amount equal to 0.25% per annum times the Average Unused Portion of the Maximum Revolving Amount;

             (c)  Intentionally Omitted;

             (d) Financial Examination, Documentation, and Appraisal Fees. Foothill's customary fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of each Borrower performed by personnel employed by Foothill, payable as incurred; Foothill's customary appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill, payable as incurred; the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of each Borrower, to appraise the Collateral or to verify Accounts or other Collateral, payable as incurred; and, on each anniversary of May 30, 1997 prior to the Termination Date, Foothill's customary fee of $1,000 per year for its loan documentation review; and

             (e) Servicing Fee. On the first day of each month (for the prior month) during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $1,500.

   3.   CONDITIONS; TERM OF AGREEMENT.

        3.1. Conditions Precedent to the  Initial Advance and Letter  of
             Credit.

             The obligation of Foothill to make the initial Advance or to issue the initial Letter of Credit on or after the Closing Date is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions:

             (a) Foothill shall have received evidence satisfactory to Foothill of the filing of all financing statements and fixture filings required by Foothill to be filed;

             (b) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                  (i) UCC termination statements and other documentation evidencing the termination of all existing Liens in and to the properties and assets of each Borrower other than Permitted Liens;

                  (ii) a side agreement  relating to the  Trademark
             and License Mortgage dated May 30, 1997, in form and substance satisfactory to Foothill, executed by Multigraphics; and

                  (iii) a  solvency   certificate,   in   form   and
             substance satisfactory to Foothill, executed by PSI's chief financial officer;

             (c) Foothill shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents executed contemporaneously with this Agreement and to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

             (d) Foothill shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

             (e) Foothill shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

             (f) Foothill shall have received certificates of status with respect to each Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that each Borrower is in good standing in such jurisdictions;

             (g) Foothill shall have received a Collateral Access Agreement from the lessor of PSI's Akron, Ohio facility;

             (h) Foothill shall have received an opinion of Borrowers' counsel in form and substance satisfactory to Foothill in its sole discretion;

             (i)  no material adverse  change shall  have occurred  with respect to the financial condition, business, operations, performance, properties or assets of either Borrower or the value of the Collateral after the date hereto; and

             (j)  no Event of Default shall be in existence.

        3.2. Conditions Precedent to all Advances and all Letters of Credit.

             The following shall be conditions precedent to all Advances and all Letters of Credit hereunder:

             (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

             (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

             (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against either Borrower, Foothill, or any of their Affiliates.

        3.3. Intentionally Omitted.

        3.4. Term.

             This Agreement shall become effective upon the execution and delivery hereof by each Borrower and Foothill and shall continue in full force and effect for a term ending on May 30, 2000 (the "Termination Date"), unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

        3.5. Effect of Termination.

             On  the  date  of   termination  of  this  Agreement,   all
   Obligations (including contingent reimbursement obligations of each Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand; provided, that any such contingent reimbursement obligations with respect to Letters of Credit shall be satisfied in the manner set forth in Section 2.2(e). No termination of this Agreement, however, shall relieve or discharge either Borrower of such Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated.

        3.6. Early Termination by Borrower.

             The provisions of Section 3.4 that allow termination of this Agreement by Borrowers only on the Termination Date and certain anniversaries thereof notwithstanding, Borrowers have the option, at any time upon 30 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations, in full (provided, that any contingent reimbursement obligations of either Borrower with respect to outstanding Letters of Credit shall be satisfied in the manner set forth in Section 2.2(e)), together with a premium (the "Early Termination Premium") equal to (a) 3% of the Maximum Revolving Amount if such termination occurs on or before May 30, 1998, (b) 2% of the Maximum Revolving Amount if such termination occurs after May 30, 1998 but on or before May 30, 1999 and (c) 1% of the Maximum Revolving Amount if such termination occurs after May 30, 1999 but before May 30, 2000; provided, that if Borrowers terminate this Agreement due to Foothill's refusal to consent to a proposed acquisition that would violate Section 7.13(a) or (c) below, the applicable Termination Prepayment shall be reduced by one-half of the Early Termination Premium otherwise payable hereunder.

        3.7. Termination Upon Event of Default.

             If Foothill terminates this Agreement upon the occurrence of an Event of Default caused by a breach of this Agreement that either Borrower has intentionally committed or intentionally permitted to occur, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrowers shall jointly and severally pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of such an early termination and each Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section
   3.7 shall be deemed included in the Obligations.

   4.   CREATION OF SECURITY INTEREST.

        4.1. Grant of Security Interest.

             Each Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral of such Borrower in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by each Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Foothill or either Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers in the ordinary course of business and other sales of Personal Property Collateral permitted under Section 7.4, neither Borrower has any authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral.

        4.2. Negotiable Collateral.

             In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, the applicable Borrower, immediately upon the request of Foothill, shall endorse and deliver physical possession of such Negotiable Collateral to Foothill.

        4.3. Collection of Accounts, General Intangibles, and Negotiable Collateral.

             At any time after the occurrence and during the continuance of an Event of Default, Foothill or Foothill's designee may (a) notify customers or Account Debtors of a Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that at any time that Foothill (i) has notified customers or Account Debtors under clause (a) above, (ii) is directly collecting Accounts, General Intangibles and Negotiable Collateral under clause (b) above or (iii) has directed any Lockbox Bank or Depository Bank to wire funds into the Foothill Account pursuant to Section 2.7, it will hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by such Borrower.

        4.4. Delivery of Additional Documentation Required.

             At any time upon the request of Foothill, each Borrower shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

        4.5. Power of Attorney.

             Each Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in
   Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, sign such Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into Foothill's possession, (e) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to such Borrower, and to retain all mail relating to the Collateral and forward all other mail to such Borrower, (f) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as each Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

        4.6. Right to Inspect.

             Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect each Borrower's Books and to check, test, and appraise the Collateral in order to verify each Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; provided, that unless an Event of Default has occurred and is continuing, (a) all of such inspections shall take place during normal business hours and (b) Foothill will conduct such inspections no more than once per calendar quarter.

   5.   REPRESENTATIONS AND WARRANTIES.

             In order to induce Foothill to enter into this Agreement, each Borrower makes the following representations and warranties which shall be true, correct, and complete in all material respects as of the Closing Date and at and as of the date of the making of each Advance or Letter of Credit, as though made on and as of the date of such Advance or Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

        5.1. No Encumbrances.

             Each Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

        5.2. Eligible Accounts.

             The Eligible Accounts of each Borrower are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of such Borrower's business, unconditionally owed to such Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Trade Account has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. Neither Borrower has received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

        5.3. Eligible Inventory.

             All Eligible Inventory of each Borrower is of good and merchantable quality, free from defects.

        5.4. Equipment.

             All of the Equipment of each Borrower is used or held for use in such Borrower's business and is fit for such purposes.

        5.5. Location of Inventory and Equipment.

             The Inventory and Equipment are located only at the locations identified on Schedule 6.12 or otherwise permitted by
   Section 6.12.

        5.6. Inventory Records.

             Each Borrower keeps records that are correct and accurate in all material respects, itemizing and describing the kind, type, quality, and quantity of the Inventory, and such Borrower's cost therefor.

        5.7. Location of Chief Executive Office; FEIN.

             The chief executive office of Multigraphics is located at the address indicated in the preamble to this Agreement and Multigraphics' FEIN is 34-0054940. The chief executive office of PSI is located at the address indicated in the preamble to this Agreement and PSI's FEIN is 34-1587676.

        5.8. Due Organization and Qualification; Subsidiaries.

             (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

             (b) Set forth on Schedule 5.8 is a complete and accurate list of each Borrower's direct and indirect Subsidiaries, showing the jurisdiction of their incorporation.

             (c) Except as set forth on Schedule 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of either Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

        5.9. Due Authorization; No Conflict.

             (a) The execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

             (b) The execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to such Borrower, the Governing Documents of such Borrower, or any order, judgment, or decree of any court or other governmental authority binding on such Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of such Borrower,
   (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower,
   other  than  Permitted  Liens,   or  (iv) require  any  approval  of
   stockholders or any approval or consent of any Person under any material contractual obligation of such Borrower.

             (c) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the Loan
   Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other governmental authority or other Person.

             (d) This Agreement and the Loan Documents to which each Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

             (e) The Liens granted by each Borrower to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

        5.10. Litigation.

             There are no actions or  proceedings pending by or  against either Borrower before any court or administrative agency and neither Borrower has knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving either Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which either Borrower is the plaintiff; (b) matters existing on the date hereof that would not reasonably be expected to cause a Material Adverse Change; and (c) matters arising after the date hereof that would not reasonably be expected to cause a Material Adverse Change.

        5.11. No Material Adverse Change.

             All financial statements relating to each Borrower or any guarantor of the Obligations (other than projections) that have been delivered by such Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to quarterly adjustments and year-end audit adjustments) and fairly present such Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and such Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to the Borrowers (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

        5.12. Solvency.

             Each Borrower is Solvent. No transfer of property is being made by either Borrower and no obligation is being incurred by either Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of either Borrower.

        5.13. Employee Benefits.

             Neither Borrower, any of its Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other
   than those  listed on  Schedule 5.13.   Each Borrower,  each  of its
   Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. Neither Borrower or its Subsidiaries, any ERISA Affiliate, nor any fiduciary of any Plan is subject to any direct or indirect material liability with respect to any Plan as a result of any noncompliance with any applicable law, treaty, rule, regulation, or agreement. Neither Borrower or its Subsidiaries nor any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

        5.14. Environmental Condition.

             Except  as  set  forth   in  Schedule  5.14,  (a)   neither
   Borrower's properties or assets has ever been used by such Borrower or, to the best of each Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials; (b) neither Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute; (c) no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by either Borrower; and (d) neither Borrower has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by either Borrower resulting in the releasing or disposing of Hazardous Materials into the environment, except for any of the foregoing which would not reasonably be expected to cause a Material Adverse Change.

        5.15. Subsidiary Activities.

             Neither Borrower's Subsidiaries has any material assets or conducts any material business operations, except as set forth on
   Schedule 5.15.

        5.16. Patents and Trademarks.

             The loss by either Borrower or any of its Subsidiaries of all of its respective rights with respect to (a) all U.S. patents and patent applications owned by such Borrower or such Subsidiary and (b) all U.S. trademarks, trademark registrations, trademark applications, trade names and tradestyles, service marks, service mark registrations, service mark applications and brand names owned by such Borrower or such Subsidiary, other than any of the foregoing listed on Exhibit A to the trademark and license mortgage described in Section 3.1(b)(iii), would not be reasonably expected to cause a Material Adverse Change.

   6.   AFFIRMATIVE COVENANTS.

             Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, such Borrower shall do all of the following:

        6.1. Accounting System.

             Maintain a standard and modern system of accounting that enables such Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be reasonably requested by Foothill. Each Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

        6.2. Collateral Reporting.

             Provide Foothill with the following documents at the following times in form satisfactory to Foothill: (a) unless Foothill otherwise requests, on a monthly basis, and, in any event, by no later than the 16th day of each month during the term of this Agreement, a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base of such Borrower as of such date, (b) unless Foothill otherwise requests, on a monthly basis and, in any event, by no later than the 16th day of each month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base of such Borrower, and (ii) a detailed aging, by total, of the Accounts of such Borrower, together with a reconciliation to the detailed calculation of the Borrowing Base of such Borrower previously provided to Foothill, including separate agings for Accounts arising from the provision of services by such Borrower and for all other Accounts, (c) unless Foothill otherwise requests, on a monthly basis and, in any event, by no later than the 16th day of each month during the term of this Agreement, a summary aging, by vendor, of such Borrower's accounts payable and any book overdraft, (d) unless Foothill otherwise requests, on a monthly basis, and, in any event, by no later than the

   16th day of each month during the term of this Agreement, Inventory reports specifying such Borrower's cost and the market value of its Inventory by category, with additional detail showing additions to and deletions from the Inventory, (e) unless Foothill otherwise requests, on a monthly basis, and, in any event, by no later than the 16th day of each month during the term of this Agreement, notice of all returns, disputes, or claims of such Borrower, (f) upon request, copies of invoices in connection with the Accounts of such Borrower, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts of such Borrower and for Inventory and Equipment acquired by such Borrower, purchase orders and invoices, (g) on a quarterly basis, a detailed list of such Borrower's customers, (h) unless Foothill otherwise requests, on a monthly basis, and, in any event, by no later than the 16th day of each month during the term of this Agreement, a calculation of the Dilution of such Borrower for the prior month; and (i) such other reports as to the Collateral or the financial condition of such Borrower as Foothill may reasonably request from time to time. Original sales invoices evidencing daily sales shall be mailed by each Borrower to each Account Debtor and, after the occurrence and during the continuance of an Event of Default, at Foothill's direction, the invoices shall indicate on their face that the Account has been assigned to Foothill and that all payments are to be made directly to Foothill. With respect to any of the foregoing documents to be delivered no later than the 16th day of a month, if in any month the 16th falls on a day that is not a Business Day, than such documents shall be delivered no later than the next Business Day after the 16th of such month.

        6.3. Financial Statements, Reports, Certificates.

             Deliver to Foothill: (a) as soon as available, but in any event within 90 days after the end of the last month of each fiscal year, within 45 days after the end of the last month of each of fiscal quarter (other than the last quarter in any fiscal year) and within 30 days after the end of each month during each fiscal year (other than the last month of any fiscal quarter), a company prepared balance sheet, income statement, and statement of cash flow covering each Borrower's operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each fiscal year, financial statements of each Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If a Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, such Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present such Borrower and each such related entity separately, and on a consolidated basis; provided however, that such consolidating financial statements are not required to be audited by independent certified public accountants.

             Together with the above, each Borrower also shall deliver to Foothill such Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by such Borrower with the Securities and Exchange Commission, if any, promptly following the filing thereof, or any other information that is provided by such Borrower to its shareholders, and any other report previously prepared by such Borrower and reasonably requested by Foothill relating to the financial condition of such Borrower.

             Each month, together with the financial statements provided pursuant to Section 6.3(a), Multigraphics shall deliver to Foothill a certificate signed by its chief financial officer to the effect that:
   (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to quarterly adjustments and year-end audit adjustments) and fairly present the financial condition of each Borrower, (ii) the representations and warranties of each Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also contains the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the applicable Borrower has taken, is taking, or proposes to take with respect thereto).

             Multigraphics shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning such Borrower that Foothill may request. Each Borrower hereby irrevocably authorizes and directs all auditors or accountants, to deliver to Foothill, at such Borrower's expense, copies of such Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding such Borrower's business affairs and financial conditions. Foothill shall concurrently notify such Borrower of any such request for information made to such Borrower's accountants.

        6.4. Tax Returns.

             Deliver to Foothill copies of such Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

        6.5. Guarantor Reports.

             Cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrowers provide their audited financial statements to Foothill and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

        6.6. Returns.

             Cause returns and allowances, if any, as between such Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of such Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to a Borrower, such Borrower promptly shall determine the reason for such return and, if such Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Foothill upon Foothill's request) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to a Borrower, such Borrower promptly shall determine the reason for such return and, if Foothill consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor.

        6.7. Intentionally Omitted.

        6.8. Maintenance of Equipment.

             Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, each Borrower shall use its best efforts not to permit any item of Equipment to become a fixture to real estate or an accession to other property.

        6.9. Taxes.

             Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against such Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Each Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Each Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that such Borrower has made such payments or deposits.

        6.10. Insurance.

             (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Each Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to such Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

             (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure Collateral for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill may reasonably require, but in any event in amounts sufficient to prevent such Borrower from becoming a co-insurer under such policies (except to the extent of deductibles and self-insurance retentions standard for companies operating in the same line of business as such Borrower) and (ii) insurance for such other risks as Foothill may reasonably require. Replacement costs, at Foothill's option, may be redetermined by an insurance appraiser, reasonably satisfactory to Foothill, not more frequently than once every 12 months at such Borrower's cost.

             (c)  Intentionally Omitted.

             (d) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of California. All hazard insurance and such other insurance as Foothill shall specify, shall contain a California Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of either Borrower or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of any real property for purposes more hazardous than permitted by the terms of such policy,
   (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of any real property. Each Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

             (e) Original policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least 30 days prior to the expiration of the existing or preceding policies. Each Borrower shall give Foothill prompt notice of any loss covered by such insurance, and after the occurrence and during the continuance of an Event of Default, Foothill shall have the exclusive right (subject to the rights of holders of Permitted Liens) to adjust any loss, without any liability to either Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Foothill (subject to the rights of holders of Permitted Liens) to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to the applicable Borrower under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence and during the continuance of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

             (f) Neither Borrower shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Foothill is included thereon as named insured with the loss payable to Foothill under a standard California 438BFU (NS) Mortgagee endorsement, or its local equivalent. Each Borrower immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

        6.11. No Setoffs or Counterclaims.

             Make payments hereunder and under the other Loan Documents by or on behalf of such Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

        6.12. Location of Inventory and Equipment.

             Keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that each Borrower may amend Schedule 6.12 to add a new location of each Borrower so long as such amendment occurs by written notice to Foothill prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrowers provide any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets, and provided further, that PSI shall be permitted to ship Inventory to customer locations not identified on Schedule 6.12 which will remain at such customer locations awaiting installation and/or acceptance so long as such Inventory is not included in Eligible Inventory.

        6.13. Compliance with Laws.

             Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a Material Adverse Change.

        6.14. Employee Benefits.

             (a) Promptly, and in any event within 10 Business Days after such Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of such Borrower describing such ERISA Event and any action that is being taking with respect thereto by such Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Such Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by such Borrower, any of its Subsidiaries or, to the knowledge of such Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by such Borrower, any of its Subsidiaries or, to the knowledge of such Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

             (b) Cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of such Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by either Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions;
   (vi) any information that has been provided to either Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of either Borrower or its Subsidiaries under any Retiree Health Plan.

        6.15.  Leases.

             Pay when due all rents and other amounts payable under any leases to which such Borrower is a party or by which such Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that either Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base of such Borrower.

        6.16. Intentionally Omitted.

        6.17. Change Name.

             Provide Foothill with 15 days prior written notice of any change to such Borrower's name, FEIN, identity, or the addition by such Borrower of any new fictitious name; and provide Foothill, as soon as available thereafter, with (a) written evidence of the effectiveness of the same, including without limitation, in the case of a name change, evidence that such Borrower has amended each of its qualifications to do business as a foreign corporation to reflect such name change, all in form and substance satisfactory to Foothill, except where the failure to so amend would not be reasonably likely to cause a Material Adverse Change and (b) any financing statements or amendments to financing statements necessary to perfect and continue perfect Foothill's security interests in the Collateral.

   7.   NEGATIVE COVENANTS.

             Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, neither Borrower will do any of the following without Foothill's prior written consent:

        7.1. Indebtedness.

             Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

             (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

             (b)  Indebtedness set forth on Schedule 7.1;

             (c)  Indebtedness secured by Permitted Liens;

             (d)  Indebtedness permitted under Section 7.13; and

             (e) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by either Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

        7.2. Liens.

             Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

        7.3. Restrictions on Fundamental Changes.

             Except for  transactions to  which Foothill  has  consented under Section 7.13, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

        7.4. Disposal of Assets.

             Sell, lease, assign, transfer, or otherwise dispose of any of such Borrower's properties or assets other than (a) sales of Inventory to buyers in the ordinary course of such Borrower's businesses as currently conducted, (b) sales or other dispositions of obsolete or unuseful Equipment and (c) sales or other dispositions of other Equipment with an aggregate book value for both Borrowers not in excess of $50,000 in any fiscal year.

        7.5. Change Corporate Structure.

             Change such Borrower's corporate structure (within the meaning of Section 9402(7) of the Code), except in connection with a transaction to which Foothill has consented under Section 7.13.

        7.6. Guarantee.

             Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of such Borrower or which are transmitted or turned over to Foothill.

        7.7. Nature of Business.

             Make any change in the principal nature of such Borrower's business.

        7.8. Prepayments and Amendments.

             (a)  Except in connection with  a refinancing permitted  by
   Section 7.1(d), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

             (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (d).

        7.9. Change of Control.

             Cause, permit, or suffer, directly or indirectly, any Change of Control.

        7.10. Consignments.

             Consign any Inventory of Multigraphics or PSI in excess of aggregate amounts equal to $1,300,000 and $300,000, respectively, at any time or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

        7.11. Distributions.

             Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of such Borrower's capital stock, of any class, whether now or hereafter outstanding, except that PSI shall be permitted to declare and pay dividends in respect of its capital stock to Multigraphics, so long as and to the extent that (a) no Event of Default is then in existence or would be caused thereby and (b) such dividend would be permitted to be declared and paid under applicable law.

        7.12. Accounting Methods.

             Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of such Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or such Borrower's financial condition. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such
   accounting  firm  or   service  bureau  in   order  to  obtain   such
   information.

        7.13. Investments.

             Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) except in connection with a transaction to which Foothill has consented under clause (a) or (c) of this Section 7.13, loans, advances, capital contributions, or transfers of property to a Person; provided however, that Multigraphics shall be permitted to make capital contributions and/or loans to PSI so long as no Event of Default is then in existence or would be caused thereby, and provided further, that PSI shall be permitted to make loans to Multigraphics so long as (i) no Event of Default is then in existence or would be caused thereby and (ii) such loan could have been characterized as a dividend which would have been permitted to be declared and paid under applicable law if PSI had chosen to do so (c) the acquisition of all or substantially all of the properties or assets of a Person or (d) Permitted Investments. Foothill shall not unreasonably withhold its consent to a request by either Borrower to take any action prohibited under clause (a) or (c) above.

        7.14. Transactions with Affiliates.

             Except as described on Schedule 7.14 or permitted under Sections 7.11 or 7.13, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of either Borrower except for transactions that are in the ordinary course of such Borrower's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to such Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

        7.15. Suspension.

             Suspend or go out of a substantial portion of its business.

        7.16. Intentionally Omitted.

        7.17. Use of Proceeds.

             Use the proceeds of the Advances and Letters of Credit issued made hereunder for any purpose other than, consistent with the terms and conditions hereof, its lawful and permitted corporate purposes, including without limitation to provide for ongoing working capital and letter of credit needs of such Borrower and to finance acquisitions to which Foothill has consented under Section 7.13.

       7.18. Change in Location of Chief Executive Office.

             Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, Borrowers provide any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests.

       7.19. No Prohibited Transactions Under ERISA.

             Directly or indirectly:

             (a) engage, or permit any Subsidiary of either Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

             (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA
       412 of the IRC), whether or not waived;   and

             (c) fail, or permit any Subsidiary of either Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

             (d) terminate, or permit any Subsidiary of either Borrower to terminate, any Benefit Plan where such event would result in any liability of such Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

             (e)  fail, or permit any  Subsidiary of either Borrower  to
   fail,  to  make   any  required  contribution   or  payment  to   any
   Multiemployer Plan;

             (f) fail, or permit any Subsidiary of either Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

             (g) amend, or permit any Subsidiary of either Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either Borrower, any Subsidiary of either Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

             (h) withdraw, or permit any Subsidiary of either Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

   which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of each Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $300,000.

        7.20.  Financial Covenants.

             Fail to maintain:

           (a)    Net Worth.    Net Worth  of  at least  the  applicable
   amount set forth below as of each date set forth below:

                        Date                    Net Worth

             The last day of the second      (-$13,500,000)
             quarter of the 1998 fiscal
             year

             The last day of the third       (-$13,200,000)
             quarter of the 1998 fiscal
             year

             The last day of the fourth      (-$12,500,000)
             quarter of the 1998 fiscal
             year

             The last day of the first       (-$12,000,000)
             quarter of the 1999 fiscal
             year

             The last day of the second      (-$11,500,000)
             quarter of the 1999 fiscal
             year

             The last day of the third       (-$11,000,000)
             quarter of the 1999 fiscal
             year

             The last day of the fourth      (-$10,000,000)
             quarter of the 1999 fiscal
             year and the last day of
             each fiscal quarter
             thereafter

          (b) Working Capital. Working Capital of at least (i) (-$12,500,000), measured the last day of the second fiscal quarter of the 1998 fiscal year, (ii) (-$12,000,000), measured on the last day of the third fiscal quarter of the 1998 fiscal year, the last day of the fourth fiscal quarter of the 1998 fiscal year and the last day of the first fiscal quarter of the 1999 fiscal year, (iii) (-$11,500,000), measured on the last day of the second fiscal quarter of the 1999 fiscal year, (iv) (-$11,000,000), measured on the last day of the third fiscal quarter of the 1999 fiscal year and (v) $10,500,000), measured on the last day of the fourth fiscal quarter of the 1999 fiscal year and the last day of each fiscal quarter thereafter.

        7.21. Capital Expenditures.

             Make capital expenditures in any fiscal year in excess of $600,000 in the aggregate for both Borrowers.

        7.22. Subsidiary Activities.

             Except for the activities, assets and liabilities of PSI as a subsidiary of Multigraphics, permit any of such Borrower's Subsidiaries to conduct any material business operations, own any material assets or have any material liabilities.

   8.  EVENTS OF DEFAULT.

             Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

        8.1. If either Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations other than principal (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), and such failure continues for 3 days thereafter; or if either Borrower fails to pay when due and payable, or when declared due and payable, any portion of the Obligations consisting of principal;

        8.2. If either Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in (a)
   Section 6.2 of this Agreement and such failure continues for 5 days thereafter, (b) any of Section 6.4, 6.5, 6.9, 6.12, 6.13, 6.14 or
   6.15 of this Agreement and such failure continues for 15 days thereafter or (c) any other section of this Agreement, of any of the Loan Documents, or of any other present or future agreement between either Borrower and Foothill;

        8.3. If there is a Material Adverse Change;

        8.4. If any material portion of either Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

        8.5. If  an  Insolvency  Proceeding   is  commenced  by   either
   Borrower;

        8.6. If an Insolvency Proceeding is commenced against either Borrower and any of the following events occur: (a) such Borrower consents to the institution of the Insolvency Proceeding against it;
   (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Borrower; or (e) an order for relief shall have been issued or entered therein;

        8.7. If either Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

        8.8. If a notice of Lien, levy, or assessment in an amount in excess of $100,000 or in respect of payroll taxes is filed of record with respect to any of either Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time in an amount in excess of $100,000 in the aggregate or in respect of payroll taxes hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of either Borrower's properties or assets and the same is not paid on the payment date thereof, in each case, whether or not the same is (a) subject to a Permitted Protest, (b) constitutes a Permitted Lien or (c) is the subject of a reserve under Section 2.1(b).

        8.9. If a judgment or other claim in an amount in excess of $1,000,000 becomes a Lien or encumbrance upon any portion of either Borrower's properties or assets, other than any such judgment or claim that has been vacated, stayed, discharged or fully bonded pending appeal or is insured (and Foothill is satisfied that the insurer will not challenge its liability with respect thereto), so long as the uninsured portion thereof does not exceed $1,000,000, in each case whether or not the same is (a) subject to a Permitted Protest, (b) constitutes a Permitted Lien or (c) is the subject of a reserve under Section 2.1(b).

        8.10. If there is a default in any material agreement to which either Borrower is a party with one or more third Persons and that evidences or secures Indebtedness in excess of $1,000,000, and such
   default  (a)  occurs  at  the  final  maturity  of  the   obligations
   thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of either Borrower's obligations thereunder;

        8.11. If  either  Borrower  makes  any  payment  on  account   of
   Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

        8.12. If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by either Borrower or any officer, employee, agent, or director of either Borrower, or if any such material warranty or representation is withdrawn; or

        8.13. If the obligation of any guarantor under its guaranty or other Loan Document is limited or terminated by operation of law or by the guarantor thereunder or any such guarantor becomes the subject of an Insolvency Proceeding.

   9.   FOOTHILL'S RIGHTS AND REMEDIES.

        9.1. Rights and Remedies.

             Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by each Borrower:

             (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

             (b) Cease advancing money or extending credit to or for the benefit of each Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between such Borrower and Foothill;

             (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

             (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit the applicable Borrower's Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts of such Borrower after deducting all Foothill Expenses incurred or expended in connection therewith;

             (e) Cause each Borrower to hold all returned Inventory in trust for Foothill, segregate all returned Inventory from all other property of such Borrower or in such Borrower's possession and conspicuously label said returned Inventory as the property of Foothill;

             (f) Without notice to or demand upon either Borrower or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Personal Property Collateral. Each Borrower agrees to assemble the Personal Property Collateral if Foothill so requires, and to make the Personal Property Collateral available to Foothill as Foothill may designate. Each Borrower authorizes Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of each Borrower's owned or leased premises, each Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise, but only to the extent not prohibited by any applicable lease or Collateral Access Agreement;

             (g) Without notice to either Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of each Borrower held by Foothill (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of such Borrower's held by Foothill;

             (h) Hold, as cash collateral, any and all balances and deposits of each Borrower held by Foothill, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

             (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Foothill is hereby granted a license or other right to use, without charge, each

   Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and each Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

             (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including each Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

             (k) Foothill shall give notice of the disposition of the Personal Property Collateral as follows:

                  (i) Foothill shall give Borrowers and each holder of a security interest in the Personal Property Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                  (ii) The notice shall be personally delivered  or
             mailed, postage prepaid, to  Borrowers as provided  in
             Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrowers claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

             (iii) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held, or as is otherwise required by the Code;

             (l) Foothill may credit bid and purchase at any public sale; and

             (m)  Any deficiency that  exists after  disposition of  the
   Personal Property Collateral as provided above will be paid immediately by the applicable Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to the applicable Borrower.

        9.2. Remedies Cumulative.

             Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

   10.  TAXES AND EXPENSES.

             If either Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill reasonably determines that such failure by such Borrower could result in a Material Adverse Change, in its discretion and without prior notice to either Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under Section 2.1(b) as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Foothill agrees to provide Borrowers with prompt notice of any such action taken by Foothill. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

   11.  WAIVERS; INDEMNIFICATION.

        11.1. Demand; Protest; etc.

             Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which such Borrower may in any way be liable.

        11.2. Foothill's Liability for Collateral.

             So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

        11.3. Indemnification.

             Borrowers  shall  jointly  and  severally  pay,  indemnify, defend, and hold Foothill and its officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Neither Borrower shall have any obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

   12.  NOTICES.

             Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to a Borrower or to Foothill, as the case may be, at its address set forth below:

             If to Multigraphics:  MULTIGRAPHICS, INC.
                                   431 Lakeview Court
                                   Mount Prospect, Illinois
                                   60056Attn:  Chief Financial
                                   Officer
                                   Fax No.  (847) 375-1810

             with copies to:       SIDLEY & AUSTIN
                                   One First National Plaza
                                   Chicago, Illinois  60603
                                   Attn:  Bryan Krakauer, Esq.
                                   Fax No.:  (312) 853-7036

             If to PSI:            PUBLISHING SOLUTIONS, INC.
                                   80 Summit Street
                                   Suite 110
                                   Akron, Ohio  44308
                                   Attn:  Chief Financial Officer
                                   Fax No. (330) 253-2186

             with copies to:       SIDLEY & AUSTIN
                                   One First National Plaza
                                   Chicago, Illinois  60603
                                   Attn:  Bryan Krakauer, Esq.
                                   Fax No.:  (312) 853-7036

             If to Foothill:       FOOTHILL CAPITAL CORPORATION
                                   11111 Santa Monica Boulevard
                                   Suite 1500
                                   Los Angeles, California  90025-
                                   3333
                                   Attn:  Business Finance Division
                                   Manager
                                   Fax No.:  (310) 478-9788

             with copies to:       GOLDBERG, KOHN, BELL, BLACK,
                                     ROSENBLOOM & MORITZ, LTD.
                                   55 East Monroe Street
                                   Suite 3700
                                   Chicago, Illinois  60603
                                   Attn:  David L. Dranoff, Esq.
                                   Fax No.:  (312) 332-2196

             The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

   13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

             THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF EACH BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. EACH BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF EACH BORROWER AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

   14.  DESTRUCTION OF BORROWER'S DOCUMENTS.

             All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill 4 months after they are delivered to or received by Foothill, unless a Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at such Borrower's expense, for their return.

   15.  GENERAL PROVISIONS.

        15.1. Effectiveness.

             This Agreement shall be binding and deemed effective when executed by each Borrower and Foothill.

        15.2. Successors and Assigns.

             This Agreement shall bind and inure  to the benefit of  the respective successors and assigns of each of the parties; provided, however, that neither Borrower may assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. Foothill (a) may assign this Agreement and its rights and duties hereunder and no consent or approval by either Borrower is required in connection with any such assignment and (b) reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder; provided that without either Borrower's prior consent (which will not be unreasonably withheld) (i) Foothill will retain at least $5,000,000 of the commitments evidenced by this Agreement and (ii) no more than 3 Persons (including Foothill) will hold interests (either by way of assignment or participation), in this Agreement and the Obligations. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to either Borrower or either Borrower's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person as provided in this Section 15.2, Foothill thereafter shall be released from such assigned obligations to each Borrower and such assignment shall effect a novation between Borrowers and such third Person.

        15.3. Section Headings.

             Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

        15.4. Interpretation.

             Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or either Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

       15.5. Severability of Provisions.

             Each provision of  this Agreement shall  be severable  from
   every  other  provision  of  this   Agreement  for  the  purpose   of
   determining the legal enforceability of any specific provision.

       15.6. Amendments in Writing.

             This Agreement can only be amended by a writing signed by both Foothill and each Borrower.

       15.7. Counterparts; Telefacsimile Execution.

             This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

        15.8. Revival and Reinstatement of Obligations.

             If the incurrence or payment of the Obligations by either Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of such Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

        15.9. Integration.

             This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

        15.10. Confidentiality.

             Foothill agrees that it will not disclose without the prior consent of each Borrower (other than to its employees, auditors, counsel or other professional advisors or to its Affiliates) any information with respect to either Borrower which is furnished pursuant to this Agreement; provided, that Foothill may disclose any such information (a) as has become generally available to the public,
   (b) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over Foothill or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by counsel, (d) in order to comply with any law, order, regulation or ruling applicable to Foothill and (e) to any prospective permitted transferee in connection with any contemplated transfer by Foothill of all or a portion of the commitments evidenced by this Agreement (provided, that such prospective permitted transferee executes an agreement with Foothill containing provisions substantially identical to those contained in this Section 15.10).

        15.11. Guaranty.

             (a) Borrowers acknowledge that they are jointly and severally liable for all of the Obligations, and as a result each Borrower hereby unconditionally guaranties the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all indebtedness, liabilities and obligations of every kind and nature of the other Borrower to Foothill, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired by Foothill.

             (b) The liability of each Borrower hereunder and under the Loan Documents shall be absolute, unconditional and irrevocable irrespective of:

                  (i)  any   lack   of   validity,   legality    or
             enforceability of this Agreement, or any other Loan Document as to either Borrower;

                  (ii) the failure of Foothill

                       (A)  to enforce any right or remedy  against
                  either Borrower or any other Person (including any guarantor or either Borrower) under the provisions of this Agreement, any other Loan Documents or otherwise, or

                       (B)  to exercise any right or remedy against
                  any other guarantor of, or collateral security any Obligations;

                  (iii) any change in the  time, manner or place  of
             payment of, or in any other term of, all or any of the Obligations, or other extension, compromise or renewal of any Obligations;

                  (iv) any  reduction,  limitation,  impairment  or
             termination of any Obligations with respect to either Borrower for any reason including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby waives any  right  to  or claim  of)  any  defense  or
             setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality,
             nongenuineness,       irregularity,        compromise,
             unenforceability of, or any other event or occurrence affecting, any Obligations with respect to either Borrower;

                  (v) any addition, exchange, release, surrender or nonperfection of any Collateral, or any amendment to or waiver or release or addition of, or consent to departure from any guaranty, held by any Foothill securing any of the Obligations; or

                  (vi) any other circumstance which might otherwise
             constitute a defense available to, or a legal or equitable discharge of, either Borrower, any surety or any guarantor.

             Each Borrower agrees if such Borrower's guaranty hereunder, or if any liens securing such guaranty, would, but for the application of this sentence, be unenforceable under applicable law, such guaranty and each such lien shall be valid and enforceable to the maximum extent that would not cause such guaranty or such lien to be enforceable under applicable law, and such guaranty and such lien shall be deemed to have been automatically amended accordingly at all relevant times.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed.

                              MULTIGRAPHICS, INC., formerly known
                              as AM INTERNATIONAL, INC.,
                              a Delaware corporation


                              By ________________________________
                              Title _____________________________


                              PUBLISHING SOLUTIONS INC.,
                              an Ohio corporation


                              By ________________________________
                              Title _____________________________


                              FOOTHILL CAPITAL CORPORATION,
                              a California corporation


                              By ________________________________
                              Title _____________________________